UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13, 2023

ModivCare Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6900 Layton Avenue, 12th Floor Denver, Colorado		80237
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 303-728-7030

N/A
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	MODV	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03                   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 13, 2023, ModivCare Inc. (the “Company”) held its 2023 annual meeting of stockholders (the “2023 Annual Meeting”), at which the Company’s stockholders approved a proposal to amend the Company’s Second Amended and Restated Certificate of Incorporation, as amended (the “Charter”), to phase out the Company’s classified board structure and provide for the annual election of directors (the “Charter Amendment”). The Company’s Charter previously provided for the Board of Directors (the “Board”) to be divided into three classes of approximately equal size, with each class serving a staggered three-year term. Pursuant to the Charter Amendment, directors elected prior to the 2023 Annual Meeting will continue to serve the remainder of their staggered three-year terms. Commencing with the 2023 Annual Meeting, and at each annual meeting of stockholders thereafter, elections will be held to elect directors to serve one-year terms expiring at the next annual meeting of stockholders to replace those directors whose terms have expired. After the Company’s 2025 annual meeting of stockholders, the phase out of the classified board structure will be complete, and all directors will be subject to annual election for one-year terms.

The Board previously approved the Charter Amendment and its filing with the Secretary of State of the State of Delaware, subject to receipt of stockholder approval at the 2023 Annual Meeting. The Company filed the Charter Amendment with the Secretary of State of the State of Delaware following receipt of stockholder approval on June 13, 2023, for immediate effectiveness.

The Board also approved, conditioned and effective upon stockholder approval and filing of the Charter Amendment, conforming amendments to the Amended and Restated Bylaws of the Company (the “Bylaw Amendment”) to remove provisions relating to the classified board structure.

The foregoing descriptions are summaries only and are qualified in their entirety by reference to the complete text of the Charter Amendment and the Bylaw Amendment, which are filed as Exhibits 3.1 and 3.2, respectively, to this Form 8-K and incorporated herein by reference.

Item 5.07                   Submission of Matters to a Vote of Security Holders

At the 2023 Annual Meeting held by the Company on June 13, 2023, all proposed measures passed, and the director nominees recommended were elected. The final voting results for each of the matters and candidates submitted to a vote of stockholders at the Annual Meeting are as follows:

a)	The approval of the Charter Amendment to declassify the board:

Votes For:	13,187,516
Votes Against:	110
Abstentions:	1,542
Broker Non-Votes:	493,754

b)	The election of four directors, each to serve for a one-year term until the 2024 annual meeting of stockholders:

Name of Nominee	Votes For	Against	Abstentions	Broker Non-Votes
David A. Coulter	7,848,302	5,205,948	134,918	493,754
Leslie V. Norwalk	9,921,955	3,135,256	131,957	493,754
Rahul Samant	13,080,998	105,940	2,230	493,754
L. Heath Sampson	13,139,488	47,440	2,240	493,754

c)	The non-binding advisory vote to approve the Company’s named executive officer compensation:

Votes For:	13,010,916
Votes Against:	175,398
Abstentions:	2,854
Broker Non-Votes:	493,754

d)	The non-binding advisory vote to indicate the desired frequency of future advisory votes on the Company’s named executive officer compensation:

Every One Year:	12,714,662
Every Two Years:	521
Every Three Years:	471,816
Abstentions:	2,169
Broker Non-Votes:	493,754

e)	The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2023 fiscal year:

Votes For:	13,588,739
Votes Against:	91,703
Abstentions:	2,480
Broker Non-Votes:	Not Applicable

Item 9.01                   Financial Statements and Exhibits

Exhibit No.	Exhibit Description
3.1	Third Amendment to the Second Amended and Restated Certificate of Incorporation of the registrant, effective June 13, 2023.
3.2	Amendment to the Amended and Restated Bylaws of the registrant, effective June 13, 2023.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODIVCARE INC.

Date: June 15, 2023	By:	/s/ Jonathan B. Bush
	Name:	Jonathan B. Bush
	Title:	Senior Vice President, General Counsel & Secretary